Exhibit 10.17

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this day of February 7, 2014, by and between SILICON VALLEY BANK (“Bank”) and ZENDESK, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 12, 2012 (as amended by that certain First Amendment and Waiver, dated as of June 14, 2013, and that certain Second Amendment, dated as of December 30, 2013, and as further amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

C. Bank has agreed to amend such provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (a) total cash consideration paid by Borrower and its Subsidiaries in respect of all such transactions consummated from and including the Effective date through and including the Revolving Line Maturity Date does not exceed Ten Million Dollars ($10,000,000) in the aggregate; (b) no Event of Default has occurred and is continuing or would result after giving effect to such transactions; and (c) in the case of a merger or consolidation involving the Borrower, Borrower is the surviving legal entity.

2.2 Section 13 (Definitions).

(a) Clause (j) of the defined term “Permitted Investments” is hereby amended by deleting the word “and” at the end of such clause.

(b) Clause (k) of the defined term “Permitted Investments” is hereby amended by replacing the period(“.”) at the end of such clause and replacing it with “; and”.

(c) The following new clause (I) is hereby added to the defined term “Permitted Investments” immediately following clause (k) thereof.

“(I) Investments consisting of all or substantially all of the capital stock or property of another Person acquired pursuant to Section 7.3.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Second Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and general equitable principles.

5. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) all corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to Bank and (c) the representations and warranties in Section 4 of this Amendment shall be true, accurate and complete in all material respects.

6. Bank Expenses. In accordance with Section 12.10 of the Loan Agreement, the Borrower agrees to promptly pay all Bank Expenses payable by the Borrower to Bank in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cooley LLP, as counsel for Bank.

7. Effect of Amendment; Reaffirmation. On and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in each of the Loan Documents to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this Amendment. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK Silicon Valley Bank		BORROWER Zendesk, Inc.

By:	/s/ Brian Fitzpatrick	By:	/s/ Alan Black
Name:	Brian Fitzpatrick	Name:	Alan Black
Title:	Director	Title:	CFO